Exhibit 22

Subsidiary Guarantors and Issuers of Guaranteed Securities and Affiliates Whose Securities Collateralize Securities of the Registrant

As of March 30, 2024, the obligors under (i) the 5.300% Notes due 2043 issued by the Company (the “Company Notes”) consisted of the subsidiaries listed in the following table and (ii) the 3.900% Notes due 2024, the 4.375% Notes due 2026, the 4.650% Notes due 2030 and the 4.900% Notes due 2044 issued by Perrigo Finance Unlimited Company (collectively, the “Perrigo Finance Notes”) consisted of the Company, as a guarantor, and its subsidiaries listed in the following table.

Name of Entity	Obligor Type (Company Notes)	Obligor Type (Perrigo Finance Notes)
Athena Neurosciences, LLC	Guarantor	Guarantor
Chefaro Ireland Designated Activity Company	Guarantor	Guarantor
Elan Pharmaceuticals, LLC	Guarantor	Guarantor
Galpharm Healthcare Limited	Guarantor	Guarantor
Galpharm International Limited	Guarantor	Guarantor
Gr8ness, LLC	Guarantor	Guarantor
L. Perrigo Company	Guarantor	Guarantor
Medgenix Benelux NV	Guarantor	Guarantor
OCE-BIO BV	Guarantor	Guarantor
Perrigo Belgium NV	Guarantor	Guarantor
Perrigo Capital NV	Guarantor	Guarantor
Omega Pharma Innovation & Development NV	Guarantor	Guarantor
Omega Pharma International NV	Guarantor	Guarantor
Omega Pharma Limited	Guarantor	Guarantor
Omega Pharma Trading NV	Guarantor	Guarantor
Omega Teknika Designated Activity Company	Guarantor	Guarantor
PBM Canada Holdings, LLC	Guarantor	Guarantor
PBM Nutritionals, LLC	Guarantor	Guarantor
PBM Products, LLC	Guarantor	Guarantor
Perrigo America Holdings, Inc	Guarantor	Guarantor
Perrigo Company	Guarantor	Guarantor
Perrigo Company Plc	Issuer	Guarantor
Perrigo Corporation Designated Activity Company	Guarantor	Guarantor
Perrigo Diabetes Care, LLC	Guarantor	Guarantor
Perrigo Direct, Inc.	Guarantor	Guarantor
Perrigo Europe Invest NV	Guarantor	Guarantor
Perrigo Finance (US) LLC	Guarantor	Guarantor
Perrigo Finance Unlimited Company	Guarantor	Guarantor
Perrigo Florida, Inc.	Guarantor	Guarantor
Perrigo Holding NV	Guarantor	Guarantor
Perrigo Holdings Unlimited Company	Guarantor	Guarantor
Perrigo International Finance Designated Activity Company	Guarantor	Guarantor
Perrigo International Holdings II, Inc.	Guarantor	Guarantor
Perrigo International Holdings, LLC	Guarantor	Guarantor
Perrigo International, Inc.	Guarantor	Guarantor
Perrigo Investments, LLC	Guarantor	Guarantor

Perrigo Ireland 1 Designated Activity Company	Guarantor	Guarantor
Perrigo Ireland 10 Unlimited Company	Guarantor	Guarantor
Perrigo Supply Chain International Designated Activity Company	Guarantor	Guarantor
Perrigo Ireland 13 Designated Activity Company	Guarantor	Guarantor
Perrigo Ireland 2 Designated Activity Company	Guarantor	Guarantor
Perrigo Ireland 4 Unlimited Company	Guarantor	Guarantor
Perrigo Ireland 5 Unlimited Company	Guarantor	Guarantor
Perrigo Ireland 6 Unlimited Company	Guarantor	Guarantor
Perrigo Ireland 9 Unlimited Company	Guarantor	Guarantor
Perrigo Management Company	Guarantor	Guarantor
Perrigo Mexico Investment Holdings, LLC	Guarantor	Guarantor
Perrigo New York, Inc.	Guarantor	Guarantor
Perrigo Pharma International Designated Activity Company	Guarantor	Guarantor
Perrigo Pharma Limited	Guarantor	Guarantor
Perrigo Research & Development Company	Guarantor	Guarantor
Perrigo Sales Corporation	Guarantor	Guarantor
Perrigo Science One Unlimited Company	Guarantor	Guarantor
Perrigo UK Acquisition Limited	Guarantor	Guarantor
PMI Branded Pharmaceuticals, Inc.	Guarantor	Guarantor
Ranir Global Holdings, LLC	Guarantor	Guarantor
Ranir (Holdings) Limited	Guarantor	Guarantor
Ranir, LLC	Guarantor	Guarantor